UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                 Filed by a party other than the Registrant ☐

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☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐     Definitive Proxy Statement

☒     Definitive Additional Materials

☐     Soliciting Material Pursuant to §240.14a-12

PARTY CITY HOLDCO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PARTY CITY HOLDCO INC.

80 Grasslands Road

Elmsford, NY 10523

Supplement to Proxy Statement

IMPORTANT NOTICE FROM PARTY CITY HOLDCO INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 11, 2020

This supplement, dated May 29, 2020, supplements the definitive proxy statement (the “Proxy Statement”) of Party City Holdco Inc. (the “Company”) filed with the Securities and Exchange Commission on April 27, 2020 related to the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). On May 29, 2020 the Company issued a press release stating, among other things, that the Annual Meeting will convene as-scheduled on Thursday, June 11, 2020 at 8:30 a.m. (eastern daylight time) and will be immediately adjourned without conducting any other business. The Annual Meeting will be reconvened and held virtually on Thursday, July 2, 2020 at 8:30 a.m. (eastern daylight time). By holding the Annual Meeting on July 2, 2020, within the maximum time prescribed by Delaware law, stockholders will have an opportunity to receive additional information which may develop regarding the restructuring transaction announced in the Company’s press release of May 29, 2020. The record date of the Annual Meeting, April 14, 2020, remains unchanged.

During the pendency of the adjourned meeting, stockholders holding shares as of the record date of April 14, 2020, who have not yet voted, are encouraged to vote by 11:59 p.m. (eastern daylight time) on July 1, 2020. Stockholders will also be able to vote their shares electronically during the Annual Meeting. Stockholders who have previously cast their votes do not need to vote again.

The reconvened Annual Meeting will begin at approximately 8:30 a.m. (eastern daylight time), at www.virtualshareholdermeeting.com/PRTY2020, with online check-in beginning at 8:20 a.m. on July 2, 2020. Ample time should be allowed for the check-in procedures. In the event of difficulties during the check-in time or during the reconvened Annual Meeting, technical support at the number posted on the Annual Meeting log-in page should be consulted.

To participate in the Annual Meeting, stockholders of record will need the 16-digit control number included in their Notice of Internet Availability of Proxy Materials or on the instructions that accompanied their proxy materials. If shares are held in street name, stockholders may gain access to and vote at the Annual Meeting by logging into their bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. Instructions also should have been provided on the voting instruction form provided by your bank, broker or other nominee. Stockholders who have misplaced their 16-digit control number may join the Annual Meeting as a “Guest,” but they will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

This notice should be read in conjunction with the proxy statement and original notice. Access to the Annual Meeting on Thursday, July 2, 2020 at 8:30 a.m. (eastern daylight time) will be available at: www.virtualshareholdermeeting.com/PRTY2020. The Company’s proxy statement and fiscal 2019 Annual Report to stockholders are available at www.proxyvote.com as well as the Investor Relations section of our website at investor.partycity.com.